Exhibit 99.1

MULTIMEDIA GAMES HOLDING COMPANY, INC.	PRESS RELEASE
For more information contact:
Adam Chibib	Joseph N. Jaffoni
Chief Financial Officer	Richard Land
Multimedia Games Holding Company, Inc.	Jaffoni & Collins Incorporated
512-334-7500	212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES’ FIRST QUARTER REVENUE RISES 21.6% TO $34.8 MILLION;
REPORTS DILUTED EPS OF $0.21 INCLUSIVE OF $0.07 PER DILUTED SHARE
BENEFIT FROM NON-RECURRING ITEMS

- Sells 408 New Units and Adds 254 Net New Units to Domestic Installed Base in Q1 -

- Raises Fiscal 2012 Diluted EPS Outlook to a Range of $0.42-$0.45 -

AUSTIN, Texas, February 1, 2012 – Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) today reported operating results for its fiscal 2012 first quarter ended December 31, 2011, as summarized in the table below:

Summary of 2012 Q1 Results
(In millions, except per-share and player terminal data)

	Three Months Ended December 31,
	2011	2010
Revenue	$34.8	$28.6
EBITDA(1)	$16.3	$10.5
Net income (loss) (2)	$5.8	$(1.4)
Diluted income (loss) per share (2)	$0.21	$(0.05)

New proprietary units sold soldproprietarunits)	408	201

Average participation installed units:
Domestic	9,506	8,442
International(3)	2,862	4,667

Quarter-end participation installed units:
Domestic	9,633	8,672
International(3)	2,226	4,451

(1)
EBITDA is defined as earnings (loss) before net interest expense, income taxes, depreciation, amortization and accretion of contract rights.  A reconciliation of EBITDA to net income (loss), the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)
Net income and diluted income per share for the three-month period ended December 31, 2011, includes a one-time tax benefit totaling $1.0 million, or $0.04 per fully diluted share, and a gain on the sale of used equipment back to the original manufacturer totaling $0.9 million, or $0.03 per diluted share.

(3)	International participation installed units reflect placements in Mexico.

Patrick Ramsey, President and Chief Executive Officer of Multimedia Games, commented, “Our first quarter results reflect a continuation of the momentum the Company built throughout fiscal 2011 and represent a very strong start to fiscal 2012.  By successfully executing against key strategic initiatives including growing our unit sales and installed base, refreshing our installed base at our largest customer’s facilities with proprietary Class II games, expanding the number of markets we can serve, and maintaining a focus on operating discipline, Multimedia Games continues to strengthen our competitive position and prospects for long-term growth.  Our progress with these initiatives is evidenced by the year-over-year increase in unit sales, the fifth consecutive quarter of growth in our domestic installed base and our ninth consecutive quarter of operating income improvement, all of which helped drive fiscal 2012 first quarter diluted earnings per share of $0.21, inclusive of a $0.07 benefit from non-recurring items.”

Ramsey continued, “With growing acceptance of our products in a variety of domestic gaming jurisdictions, Multimedia Games’ total revenues for the fiscal 2012 first quarter increased 21.6%.  We more than doubled the number of units sold compared with the first quarter last year and recorded double digit year-over-year revenue growth in our gaming operations segment, as our quarter-end domestic installed base increased by 961 units, or approximately 11%, from the prior-year period.

“Our new products continue to gain traction in a number of markets – including Oklahoma, California, Washington, Mississippi and Louisiana – as we deployed an aggregate 662 new revenue units in the quarter, including the sale of 408 new units in ten jurisdictions and the net addition of 254 units to our installed base.  Our strengthened product portfolio was also a key factor in the Company’s ability to further solidify our long-term strategic alliance with the Chickasaw Nation, as we recently extended several long-term unit placement agreements which positions the Company to retain approximately 90% of our current footprint at their facilities through the end of our fiscal 2015.  Revenues from our operation of the New York Lottery’s central determinant system also continue to rise reflecting the recent opening of Resorts World New York as well as solid year-over-year increases at existing facilities.

“The deployment of an increasing number of new revenue units, the renewal of several long-term agreements with the Chickasaw Nation, and our ongoing new market licensing efforts, coupled with consistent cash flow generation have established a strong platform for future growth.  Reflecting the strong fiscal 2012 first quarter performance, we are raising our full year diluted EPS outlook to a range of $0.42-$0.45 from a range of $0.23-$0.26.”

Summary of Fiscal 2012 First Quarter Operating Results
Multimedia Games’ fiscal 2012 first quarter revenue rose 21.6%, or $6.2 million, to $34.8 million, compared to revenue of $28.6 million in the fiscal 2011 first quarter.  Fiscal 2012 first quarter revenue included approximately $24.9 million from gaming operations and approximately $9.6 million from gaming equipment and system sales, compared with $22.0 million in revenue from gaming operations and $6.1 million from gaming equipment and system sales in the year-ago period.

Gaming operations revenue in the fiscal 2012 first quarter grew 13.2% to $24.9 million reflecting year-over-year improvements in all of the domestic markets where the Company has installed machines, which more than overcame the $1.0 million year-over-year decline in revenues from Mexico operations.  The year-over-year revenue increase primarily reflects a 1,064 unit increase in the Company’s average installed base for the fiscal 2012 first quarter compared to the fiscal 2011 first quarter.  The domestic installed base rose 254 units, or 2.7%, on a quarterly sequential basis, with unit growth coming from all of the Company’s domestic markets.  The strong growth also includes a 60.4%, or $1.2 million, year-over-year rise in revenues related to the Company’s operation of the central determinant system for the New York Lottery.

Gaming equipment and system sales in the fiscal 2012 first quarter increased 57.6% to $9.6 million, from $6.1 million in the prior-year period.  During the quarter, the Company recorded revenue of $7.5 million related to the sale of 408 new units and $1.5 million in revenue related to parts and equipment sales.  Multimedia Games sold units into ten markets in the fiscal 2012 first quarter, including Arkansas for the first time.  Washington and California remained key markets with a total of 216 units sold and unit sales also continued to increase in markets such as Mississippi and Iowa.  Gaming equipment and system sales in the 2011 first quarter included $3.4 million in revenue related to the sale of 201 new proprietary units and $1.1 million related to parts and equipment sales.  There was $0.6 million and $1.6 million of deferred revenues for the sale of player stations in a prior-year period recognized in the fiscal 2012 and fiscal 2011 first quarter periods, respectively.

Other revenue, primarily comprised of service revenue, was approximately $0.3 million in the fiscal 2012 first quarter compared to $0.5 million in the fiscal 2011 first quarter.

Total operating expenses for the fiscal 2012 first quarter rose $1.3 million, or 4.2%, to $31.0 million.  Selling, general and administrative (“SG&A”) expenses were essentially flat at $11.5 million and $11.4 million in the fiscal 2012 and fiscal 2011 first quarter periods, respectively, while total cost of goods sold increased by $1.0 million.  SG&A for the fiscal 2012 and fiscal 2011 first quarter periods include non-cash stock compensation costs of approximately $0.6 million and $0.5 million, respectively.  Depreciation and amortization was down slightly to $9.7 million from $10.0 million in the prior-year period while research and development of $3.6 million in the December 2011 quarter compares to $3.2 million recorded in the prior-year period.

Reflecting the year-over-year revenue growth generated in the fiscal 2012 first quarter, Multimedia Games reported net income of $5.8 million, or $0.21 per diluted share, compared to a net loss of $1.4 million, or $0.05 per diluted share, in the fiscal 2011 first quarter.  Fiscal 2012 first quarter net income and diluted EPS include a $1.0 million, or $0.04 per diluted share, income tax benefit related to a federal income tax refund and a gain on the sale of used equipment back to the original manufacturer totaling $0.9 million, or $0.03 per diluted share.  Fiscal 2011 first quarter net income and diluted EPS included income tax expense of $0.1 million.

For the fiscal 2012 first quarter, net capital expenditures were $8.0 million compared to $9.1 million a year ago (definition of “net capital expenditures” is provided below).

Balance Sheet Continues to Strengthen
During the fiscal 2012 first quarter, the Company reduced total outstanding borrowings by approximately $0.9 million to $36.1 million and, as of December 31, 2011, total cash was $53.7 million.  As a result, Multimedia Games was in a net cash position (total cash in excess of total debt) of $17.7 million as of December 31, 2011, compared with a net cash position of $9.7 million as of September 30, 2011, and a net debt position of $18.2 million as of December 31, 2010.  The fiscal 2012 first quarter represents the twelfth consecutive quarter Multimedia Games has grown net cash or reduced net debt.

The Company generated free cash flow of $5.9 million in the fiscal 2012 first quarter compared to free cash flow of $3.6 million in the year-ago period.  Total cash generation in the quarter was $6.9 million compared to $6.4 million a year ago.  Free cash flow and cash generation are non-GAAP financial measures and there are no truly comparable GAAP financial measures.  (Definitions of “free cash flow” and “cash generation” are provided below).

In the first quarter of fiscal 2012, the Company repurchased approximately 392,821 shares of its common stock for total consideration of approximately $1.9 million.  The Company has purchased a total of 2.2 million shares at an average price of $5.36 per share since the inception of the share repurchase program in December 2010, and as of December 31, 2011, had approximately $3.1 million remaining under its $15.0 million common stock repurchase plan.

Adam Chibib, Chief Financial Officer, commented, “Multimedia Games continues to benefit from its dual focus on generating profitable revenue while exercising fiscal discipline.  We grew quarterly free cash flow approximately 63% on a year-over-year basis and generated a nearly $36 million improvement in our net cash/net debt position.  With our strengthened balance sheet, Multimedia Games has a strong financial foundation that allows us to prudently invest in the development of new products and refresh our existing installed base, while simultaneously allocating capital to secure long-term unit placement extensions with our largest customer and expand our addressable markets in order to drive sustainable long-term growth.”

Raises Fiscal 2012 EPS Outlook
Multimedia Games today raised its EPS expectations for fiscal 2012.  While the Company maintains a conservative outlook regarding the economic environment and the pace of customer capital spending, reflecting the strength of the fiscal 2012 first quarter results, Multimedia Games now anticipates fiscal 2012 diluted EPS will be in a range of $0.42-$0.45, compared to its prior expectation of a range of $0.23-$0.26.

Multimedia Games cautions that market dynamics are constantly changing and as such, actual results could vary materially from the expectations noted above based on changes in the Company’s markets, operations, regulatory requirements, estimates and assumptions, risk factors and other factors as more fully described in the section below titled “Cautionary Language.”

Definitions of “cash generation,” “free cash flow,” “net cash position” and “net capital expenditures”
Multimedia Games’ management tracks cash generation (which is cash flow from operating activities plus cash flows from investing activities), free cash flow (cash flow from operating activities less net capital expenditures), net cash position and net capital expenditures as relevant measures of the Company’s performance.  Cash generation, free cash flow, net cash position and net capital expenditures are not recognized financial measures under GAAP, but we believe that each is useful in measuring our operating performance.  Cash generation helps assess the performance of operations, manufacturing investments and includes the amounts received and paid for our development agreements.  We believe cash generation is a more comprehensive internal metric and more representative of our ability to pay down debt.  Free cash flow helps measure the efficiency of our capital expenditures.  Net cash position is defined as cash and cash equivalents less long-term debt.  Net capital expenditures are defined as acquisitions of property and equipment and leased gaming equipment less transfer of leased gaming equipment to inventory.

2012 First Quarter Conference Call and Webcast
Multimedia Games is hosting a conference call and webcast today, February 1, 2012, beginning at 9:00 a.m. ET (8:00 a.m. CT).  Both the call and the webcast are open to the general public.  The conference call number is 720-545-0001 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at http://ir.multimediagames.com/events.cfm.  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location at http://ir.multimediagames.com/events.cfm.

About Multimedia Games Holding Company, Inc.
Through its wholly owned subsidiaries, Multimedia Games Holding Company, Inc. (“Multimedia Games”) develops and distributes gaming technology.  The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Revenue is primarily derived from gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  The company is focused on pursuing market expansion and new product development for Class II, Class III and VLT markets.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words "believe", "will", "expect", "continue", "intend", "plan", "seek", "estimate", project", "may", or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its products, plans, and markets are intended to identify such forward-looking statements.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games' performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to, the ability of Multimedia Games to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, or have its games approved by relevant jurisdictions.  Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections of Multimedia Games' Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and elsewhere in Multimedia Games' filings with the Securities and Exchange Commission.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- financial tables follow -

CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and September 30, 2011
(In thousands, except share and per-share amounts)
(Unaudited)

	December 31,	September 30,
ASSETS	2011	2011
CURRENT ASSETS:
Cash and cash equivalents	$53,745	$46,710
Accounts receivable, net of allowance for doubtful accounts of $473 and $400, respectively	15,360	16,004
Inventory	8,968	7,291
Prepaid expenses and other	3,936	5,300
Current portion of notes receivable, net	14,397	14,280
Federal and state income tax receivable	1,204	142
Total current assets	97,610	89,727
Property and equipment and leased gaming equipment, net	46,313	47,399
Long-term portion of notes receivable, net	7,885	10,449
Intangible assets, net	27,006	28,395
Value added tax receivable, net of allowance of $787 and $817, respectively	2,878	2,787
Other assets	2,398	2,471
Total assets	$184,090	$181,228

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$3,700	$3,700
Accounts payable and accrued liabilities	22,170	25,855
Deferred revenue	1,518	1,131
Total current liabilities	27,388	30,686
Long-term debt, less current portion	32,375	33,300
Other long-term liabilities	657	679
Deferred revenue, less current portion	369	661
Total liabilities	60,789	65,326
Stockholders’ equity:
Preferred stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 35,210,640 and 34,559,522 shares issued, and 27,090,362 and 26,832,065, shares outstanding, respectively	352	346
Additional paid-in capital	98,709	95,063
Treasury stock, 8,120,278 and 7,727,457 common shares at cost, respectively	(62,048)	(60,164)
Retained earnings	86,891	81,109
Accumulated other comprehensive loss, net	(603)	(452)
Total stockholders’ equity	123,301	115,902
Total liabilities and stockholders’ equity	$184,090	$181,228

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2011 and 2010
(In thousands, except per-share amounts)
(Unaudited)

	Three Months Ended December 31,
	2011	2010
REVENUES:
Gaming operations	$24,901	$21,995
Gaming equipment and system sales	9,593	6,085
Other	301	527
Total revenues	34,795	28,607

OPERATING COSTS AND EXPENSES:
Cost of gaming operations revenue(1)	2,015	1,938
Cost of equipment and system sales	4,158	3,248
Selling, general and administrative expenses	11,503	11,380
Research and development	3,634	3,196
Amortization and depreciation	9,690	9,988
Total operating costs and expenses	31,000	29,750
Operating income (loss)	3,795	(1,143)

OTHER INCOME (EXPENSE):
Interest income	453	793
Interest expense	(372)	(835)
Other income (expense)	919	(89)
Income (loss) before income taxes	4,795	(1,274)
Income tax benefit (expense)	987	(100)
Net income (loss)	$5,782	$(1,374)
Basic earnings (loss) per common share	$0.21	$(0.05)
Diluted earnings (loss) per common share	$0.21	$(0.05)
Shares used in earnings (loss) per common share:
Basic	27,265,844	27,649,184
Diluted	28,108,576	27,649,184

(1)
Cost of revenues exclude depreciation and amortization of gaming equipment, content license rights and other depreciable assets, which are included separately in the amortization and depreciation line item.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net income (loss)	$5,782	$(1,374)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	9,690	9,988
Accretion of contract rights	1,896	1,740
Share-based compensation	554	489
Other non-cash items	447	41
Interest income from imputed interest	(418)	(686)
Changes in operating assets and liabilities	(4,028)	2,575
NET CASH PROVIDED BY OPERATING ACTIVITIES	13,923	12,773
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment and leased gaming equipment	(9,189)	(9,264)
Transfer of leased gaming equipment to inventory	1,177	122
Acquisition of intangible assets	(1,404)	(789)
Repayments under development agreements	2,361	3,542
NET CASH USED IN INVESTING ACTIVITIES	(7,055)	(6,389)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options, warrants and related tax benefit	3,098	575
Principal payments of long-term debt	(925)	(187)
Purchase of treasury stock	(1,884)	(2,030)
NET CASH PROVIDEBY BY (USED IN) FINANCING ACTIVITIES	289	(1,642)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(122)	(338)
Net increase in cash and cash equivalents	7,035	4,404
Cash and cash equivalents, beginning of period	46,710	21,792
Cash and cash equivalents, end of period	$53,745	$26,196

Reconciliation of U.S. GAAP Net income (loss) to EBITDA:
EBITDA is defined as earnings (loss) before net interest expense, taxes, amortization, depreciation, and accretion of contract rights.  Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia Games believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia Games’ past financial performance, and provides useful information to the investor because of its historical use by Multimedia Games as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), or any other measure for determining Multimedia Games’ operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, net income (loss), follows:

Reconciliation of U.S. GAAP Net income (loss) to EBITDA:
	For the Three Months Ended December 31,
	2011	2010
	(in thousands)

Net income (loss)	$5,782	$(1,374)
Add back:
Amortization and depreciation	9,690	9,988
Accretion of contract rights	1,896	1,740
Interest expense (income), net	(81)	42
Income tax expense (benefit)	(987)	100
EBITDA	$16,300	$10,496

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